ROSS MILLER Secretary of State 204 North Carson Street, Ste. 1 Carson City, Nevada 89701-4299 (775) 684-5708 Website: secretaryofstate.biz	Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20070793237-00 Filing Date and Time 11/21/2007 9:54 AM Entity Number E0356552006-4

Certificate of Correction (PURSUANT TO NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A AND 92A)

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction (PURSUANT TO NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A AND 92A)

1.	The name of the entity for which correction is being made:
Smartec Holdings Inc.
2.	Description of the original document for which correction is being made:
Certificate of Change Pursuant to NRS 78.209

3.	Filing date of the original document for which correction is being made:	November 8, 2007

4.	Description of the inaccuracy or defect:
The effective date of November 14, 2007 is incorrect
5.	Correction of the inaccuracy or defect.
The effective date is November 26, 2007
6.	Signature:

/s/ Yapp Moi Lee	President and Director	Nov. 20, 2007
Authorized Signature	Title	Date

*If entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited -Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fee.	Nevada Secretary of State AM Correction 2007 Revised on 01/01/07

CW1170585.1